EXHIBIT 10.3.10 Classification: DBI Confidential DESIGNER BRANDS INC. PERFORMANCE SHARE AGREEMENT This Agreement is entered into in Franklin County, Ohio. On the Grant Date, Designer Brands Inc., an Ohio corporation (the “Company”), has awarded to the Participant a Performance Award (the “Performance Shares” or “Award”), representing an unfunded unsecured promise of the Company to deliver Class A Common Shares, without par value, of the Company (the “Shares”) to the Participant as set forth herein. The Performance Shares have been granted pursuant to the Designer Brands Inc. 2014 Long- Term Incentive Plan, as amended (the “Plan”), and shall be subject to all provisions of the Plan, which are incorporated herein by reference, and shall be subject to the provisions of this Performance Share Agreement (this “Agreement”). Capitalized terms used in this Agreement which are not specifically defined shall have the meanings ascribed to such terms in the Plan. To the extent the terms and conditions set forth in this Agreement differ in any way from the terms and conditions set forth in the Plan, the terms of the Plan shall govern. 1. Vesting. (a) General. The right to receive the Shares underlying the Performance Shares shall be subject to the Company’s achievement of the three one-year Performance Goals described in 1(b) below. In addition to the requirement of achieving the Performance Goals, the right to receive the Shares underlying the Performance Shares shall be subject to the Participant’s satisfaction of the employment requirements described in Sections 1(d) and 3 of this Agreement. (b) Performance-Based Vesting. Subject to the service-based vesting and other terms in this Agreement, the number of Performance Shares that may become vested are based on the achievement of the Company’s goals during the three (3) consecutive one-year performance periods for the Company’s 2024, 2025, and 2026 fiscal years (the first period beginning February 4, 2024 and ending on February 1, 2025, the “First Performance Period”, the second period beginning February 2, 2025 and ending on January 31, 2026, the “Second Performance Period”, and the third period beginning February 1, 2026 and ending on January 30, 2027, the “Third Performance Period”). The number of Performance Shares that may vest for any Performance Period shall be based upon the level of achievement of the Performance Goals for that Performance Period. The Performance Goals and applicable payout range for the First Performance Period are set forth in the following table: Fiscal 2024 Performance Share Goal (first of three annual performance goals) Threshold Target Maximum DBI Adjusted Operating Income* ($M) $73.2 $104.5 $115 Payout Range (as % of target) 50% 100% 150% *Adjusted Operating Income is a non-GAAP financial measure that means GAAP Operating Income as reported, adjusted to exclude any integration and restructuring expenses, impairment charges, acquisition costs, and any other adjustments as separately identified in the Company’s quarterly earnings releases. Adjusted Operating Income also excludes the effect of changes in foreign currency exchange rates from the budgeted exchange rate.. If the Company’s financial performance is between the Threshold and the Maximum goals, the Committee will interpolate to calculate the number of Shares achieved and will round to the nearest whole number. Achievement of the Performance Goal and whether the Participant has satisfied the performance-based criteria sufficiently to be entitled to an Award shall be determined by the Committee. The Company will set forth applicable Performance Goals and payout ranges for the Second Performance Period and Third Performance Period in future notices to the Participant.

DB1/ 128391581.3 2 Classification: DBI Confidential The number of Shares calculated in accordance with the tables setting forth the Performance Goals and payout percentages for any Performance Period will be multiplied by one-third. Such one-third weighted product will be the maximum amount of Shares that may vested for any particular Performance Period. (c) Change in Control during the Performance Period. Notwithstanding Section 1(b), in the event of a Change in Control prior to the last day of the Third Performance Period and subject to the Participant’s continued employment through the date of the Change in Control, the Performance Goal for any remaining full or partial Performance Periods shall be deemed earned in full “at target” level as of the date of the Change in Control. If, however, the Change in Control occurs on or after the last day of a Performance Period, the number of Shares that may become vested for that completed Performance Period will be the number of Performance Shares determined by the Committee based on actual performance during the Performance Period, as calculated in accordance with Section 1(b) above. (d) Timing of Vesting. Except as otherwise provided in this Agreement, the number of Performance Shares previously calculated based on upon the achievement of the Performance Goals shall vest on the third anniversary of the Grant Date (the “Vesting Date”) only if the Participant has remained continuously employed through the Vesting Date. Vesting is further subject to the provisions of this Agreement. 2. Transferability. The Award generally shall not be transferrable except as otherwise provided under this Agreement and the Plan. 3. Termination of Employment. (a) General. Except as set forth below or as otherwise provided for in an Employment Arrangement (as defined in Section 14), if the Participant’s employment terminates prior to the Vesting Date, then the Participant’s Award will be cancelled and the Award shall be forfeited by the Participant. The Participant will thereupon cease to have any right or entitlement to receive any Shares with respect to the cancelled Award. For the avoidance of doubt, a change in the capacity in which the Participant renders services to the Company and its Subsidiaries from an Employee to a Consultant, Director or other service provider shall not be considered continuous employment for purposes of this Agreement and such change in capacity shall result in cancellation and forfeiture of the Award. (b) Death and Disability. If the Participant’s employment terminates by reason of Participant’s death or Disability prior to the vesting in full of the Award, then any unvested portion of the Award shall, except as otherwise provided in this Agreement, immediately vest in full and shall not be forfeited so long as the Performance Goal is achieved or the Participant’s termination of employment on account of death or Disability occurs during the Performance Period. If the Participant’s death or Disability occurs before completion of a Performance Period, the Performance Shares for that Performance Period and any remaining full Performance Periods shall vest in full “at target” level as of the date of the Participant’s death or Disability. If the Participant’s death or Disability occurs after a Performance Period, the Performance Shares, if any, for that completed Performance Period will vest as of the later to occur of (i) the date that the Committee certifies performance in accordance with Section 1(b) above or (ii) the date of the Participant’s termination of employment on account of death or Disability, in either case, based on actual performance during the Performance Period, as determined by the Committee in accordance with Section 1(b) above. (c) Termination in Connection with a Change in Control. In the event of a Change in Control, if the Award is assumed or replaced by a successor corporation (or an affiliate thereto) or other successor or person, or otherwise continues following the Change in Control, and the Participant’s employment is terminated upon or within two years following the Change Control on account of a termination of employment by the Company other than for Cause or by the Participant for Good Reason, the Performance Shares will vest on the date of such termination of employment. The number of Shares that vest will be the number determined in accordance with Section 1(c), and if applicable, Section 1(b), of this Agreement.

DB1/ 128391581.3 3 Classification: DBI Confidential 4. Payment. The Participant shall be entitled to receive from the Company (without any payment on behalf of the Participant other than as described in Paragraph 8) the whole Shares represented by the Award (and cash for any fractional Share interest); provided, however, that in the event that such Award vests prior to the Vesting Date as a result of the death or Disability of the Participant or as a result of a termination by the Company without Cause or by the Participant for Good Reason upon or within two years following a Change in Control, the Participant shall be entitled to receive the corresponding Shares from the Company on the date of such vesting; provided further that once the Performance Shares have vested under this Agreement, the Committee will determine the number of Shares represented by the Performance Shares and deliver the total number of Shares (and cash for any fractional Share interest) due to the Participant as soon as administratively possible after the date of vesting (but in no event later than the 15th day of the third month after such date). In the event of the Participant’s death, payment shall be made to the Participant’s designated beneficiary, or absent such designation, in accordance with the laws of descent and distribution. 5. Dividend Equivalents. To the extent that cash dividends are paid on Shares after the Grant Date and before the date the Participant receives the Shares subject to Performance Shares subject to this Agreement, the Performance Shares hereunder will be credited with an additional number of Performance Shares to reflect reinvested dividend equivalents with respect to the period of time between the Grant Date and the delivery of Shares under this Agreement. Such dividend equivalent credits will be equal in value (based on the reported dividend rate on the date dividends were paid) to the amount of dividends paid on the Shares represented by the Performance Shares under this Agreement. The Performance Shares will be credited with whole Performance Shares equal to the dollar amount of the reinvested dividend equivalents based on the Fair Market Value on the dividend payment dates. The Participant shall vest in the additional Performance Shares in accordance with Sections 1 and 3 of this Agreement in the same manner that the Participant vests in the original grant of Performance Shares. These additional Performance Shares will be distributed in whole Shares in accordance with Section 4 of this Agreement. If and to the extent that the underlying Performance Shares are forfeited, all related Performance Shares added to reflect reinvested dividend equivalents in accordance with this Section 5 shall also be forfeited. 6. Right of Set-Off. By accepting these Performance Shares, the Participant consents to a deduction from, and set-off against, any amounts owed to the Participant by the Company or a Subsidiary from time to time (including, but not limited to, amounts owed to the Participant as wages, severance payments or other fringe benefits) to the extent of the amounts owed to the Company or a Subsidiary by the Participant under this Agreement. 7. No Shareholder Rights. The Participant shall have no rights of a shareholder with respect to the Performance Shares, including, without limitation, voting rights and actual dividend rights with respect to the Shares represented by the Performance Shares. 8. Withholding Tax. (a) Generally. The Participant is liable and responsible for all taxes owed in connection with the Award regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Award. The Company does not make any representation or undertaking regarding the tax treatment or the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of Shares issuable pursuant to the Award. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Participant’s tax liability. (b) Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting or settlement) that the Company determines may result in any domestic or foreign tax withholding obligation, whether national, federal, state or local, including any employment tax obligation (the “Tax Withholding Obligation”), the Participant is required to arrange for the satisfaction of the applicable amount of such Tax Withholding Obligation in a manner acceptable to the Company. Unless the Participant elects to satisfy the Tax Withholding Obligation by an alternative means that is then permitted by the Company, the Company shall withhold on the Participant’s behalf the number of shares from those Shares issuable to the Participant at the time when the Award becomes vested and payable as the Company determines to

DB1/ 128391581.3 4 Classification: DBI Confidential be sufficient to satisfy the Tax Withholding Obligation. In the case of any amounts withheld for taxes pursuant to this provision in the form of Shares, the amount withheld shall be determined in accordance with the procedures approved by the Committee. 9. Governing Law/Venue for Dispute Resolution. This Agreement shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of law, except to the extent superseded by the laws of the United States of America. The parties agree and acknowledge that the laws of the State of Ohio bear a substantial relationship to the parties and/or this Agreement and that the Award and benefits granted herein would not be granted without the governance of this Agreement by the laws of the State of Ohio. In addition, all legal actions or proceedings relating to this Agreement must be brought exclusively in state or federal courts located in Franklin County, Ohio and the parties executing this Agreement hereby consent to the personal jurisdiction of such courts. Any provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such provision, without invalidating or rendering unenforceable the remaining provisions of this Agreement. 10. Action by the Committee. The parties agree that the interpretation of this Agreement shall rest exclusively and completely within the sole discretion of the Committee. The parties agree to be bound by the decisions of the Committee with regard to the interpretation of this Agreement and with regard to any and all matters set forth in this Agreement. The Committee may delegate its functions under this Agreement to an officer of the Company designated by the Committee (hereinafter the “Designee”) to the extent permitted by applicable law. In fulfilling its responsibilities hereunder, the Committee or its Designee may rely upon documents, written statements of the parties or such other material as the Committee or its Designee deems appropriate. The parties agree that there is no right to be heard or to appear before the Committee or its Designee and that any decision of the Committee or its Designee relating to this Agreement shall be final and binding. 11. Prompt Acceptance of Agreement. The Award evidenced by this Agreement shall, at the discretion of the Committee, be forfeited if this Agreement is not manually executed and returned to the Company, or electronically executed by the Participant by indicating the Participant’s acceptance of this Agreement in accordance with the acceptance procedures set forth on the Company’s third-party equity plan administrator’s web site, within 90 days of the Grant Date. 12. Electronic Delivery and Consent to Electronic Participation. The Company may, in its sole discretion, decide to deliver any documents related to the Award under and participation in the Plan or future Awards that may be granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, including the acceptance of the Award and the execution of the Agreement through electronic signature. 13. Notices. All notices, requests, consents and other communications required or provided under this Agreement to be delivered by the Participant to the Company will be in writing and will be deemed sufficient if delivered by hand, facsimile, nationally recognized overnight courier, or certified or registered mail, return receipt requested, postage prepaid, and will be effective upon delivery to the Company at the address set forth below: Designer Brands Inc. 810 DSW Drive Columbus, Ohio 43219 Attention: SVP Human Resources Facsimile: (614) 872-1475

DB1/ 128391581.3 5 Classification: DBI Confidential With a copy to: Designer Brands Inc. 810 DSW Drive Columbus, Ohio 43219 Attention: General Counsel Facsimile: (614) 872-1475 All notices, requests, consents and other communications required or provided under this Agreement to be delivered by the Company to the Participant may be delivered by e-mail or in writing and will be deemed sufficient if delivered by e-mail, hand, facsimile, nationally recognized overnight courier, or certified or registered mail, return receipt requested, postage prepaid, and will be effective upon delivery to the Participant. 14. Employment Agreement, Offer Letter or Other Arrangement. To the extent a written employment agreement, offer letter or other arrangement (“Employment Arrangement”) that was approved by the Committee or the Board of Directors or that was approved in writing by an officer of the Company pursuant to delegated authority of the Committee provides for greater benefits to the Participant with respect to vesting of the Award on termination of employment, than provided in this Agreement or in the Plan, then the terms of such Employment Arrangement with respect to vesting of the Award upon the termination of the Participant’s employment by reason of such specified events shall supersede the terms hereof to the extent permitted by the terms of the Plan. 15. Code Section 409A. This Agreement shall be interpreted in accordance with Code Section 409A so as to comply with an exception to Code Section 409A, or to the extent that this Agreement provides deferred compensation, to be in compliance with Code Section 409A. This Agreement is intended to be exempt from Code Section 409A under the “short term deferral” exception. References to termination of employment, and similar terms shall be interpreted in a manner consistent with the definition of “separation from service” under Code Section 409A, to the extent required by Code Section 409A. Notwithstanding anything to the contrary in this Agreement, if the Participant is a “specified employee” for purposes of Code Section 409A, then if necessary to avoid the imposition of additional taxes or interest under Code Section 409A, the Company shall not deliver the corresponding Shares otherwise payable upon the Participant’s termination of employment until the first business day after the date that is six months after the Participant’s “separation from service” under Code Section 409A. This Agreement shall be deemed to be modified to the maximum extent necessary to be in compliance with Code Section 409A’s rules. If the Participant is unexpectedly required to include in the Participant’s current year’s income any amount of compensation relating to this Award because of a failure to meet the requirements of Code Section 409A, then to the extent permitted by Code Section 409A, the Participant may receive a distribution of cash or Shares in an amount not to exceed the amount required to be included in income as a result of the failure to comply with Code Section 409A. In no event may the Participant directly or indirectly designate the calendar year of a payment, except as expressly permitted by Code Section 409A. Notwithstanding the foregoing, the Participant recognizes and acknowledges that Code Section 409A may impose certain taxes or interest charges upon the Participant for which the Participant is and shall remain solely responsible. 16. Entire Agreement. Except as otherwise provided in this Agreement, this Agreement and the Plan are: (a) intended to be the final, complete, and exclusive statement of the terms of the agreement between the Participant and the Company with regard to the subject matter of this Agreement; (b) supersede all other prior agreements, communications and statements, whether written or oral, express or implied, pertaining to that subject matter; and (c) may not be contradicted by evidence of any prior or contemporaneous statements or agreements, oral or written, and not be explained or supplemented by evidence of consistent additional terms. 17. No Employment Rights. Nothing in this Agreement will provide the Participant with any right to continue in the Company’s and its affiliates’ employ for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company and its affiliates to terminate the Participant’s service at any time for any reason, with or without cause.

DB1/ 128391581.3 6 Classification: DBI Confidential 18. Nature of Award. The Participant acknowledges that (a) the future value of the underlying Shares is unknown and cannot be predicted with certainty and (b) in consideration of the grant of the Performance Shares, no claim or entitlement to compensation or damages shall arise from termination of the Performance Shares or diminution in value of the Shares received upon settlement including (without limitation) any claim or entitlement resulting from termination of the Participant’s active employment by the Company or a Subsidiary (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant hereby releases the Company and its Subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the Performance Shares and this Agreement, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim. 19. Clawback. Notwithstanding any provisions in this Agreement to the contrary, any compensation, benefits or payments provided hereunder (or profits realized from the sale of Shares delivered hereunder), shall be subject to recoupment and recapture to the extent necessary to comply with the requirements of Section 7.01 of the Plan, any Company-adopted policy and/or laws or regulations, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Exchange Act, Section 304 of the Sarbanes-Oxley Act of 2002, any stock exchange listed company manual or any rules or regulations promulgated thereunder with respect to such laws, regulations and/or securities exchange listing requirements, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to this grant and recovery of amounts relating thereto. By accepting this Award, the Participant agrees and acknowledges that the Participant is obligated to cooperate with, and provide any, and all assistance necessary to, the Company to recover, recoup or recapture this Award or amounts paid under this Award pursuant to such law, government regulation, stock exchange listing requirement or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover, recoup or recapture this Award or amounts paid under this Award from the Participant’s accounts, or pending or future compensation or other grants. DESIGNER BRANDS INC. By: Name: David Giesman Its: Vice President, Global Total Rewards

DB1/ 128391581.3 7 Classification: DBI Confidential ACCEPTANCE OF AGREEMENT The Participant hereby: (a) acknowledges that he or she has received a copy of the Plan, and a copy of the Plan description (Prospectus) pertaining to the Plan; (b) accepts this Agreement and the Performance Shares granted to him or her under this Agreement subject to all provisions of the Plan and this Agreement; (c) represents that he or she understands that the acceptance of this Agreement through an on-line or electronic system, if applicable, carries the same legal significance as if he or she manually signed the Agreement; and (d) agrees that no transfer of the Shares delivered in respect of the Performance Shares shall be made unless the Shares have been duly registered under all applicable Federal and state securities laws pursuant to a then-effective registration which contemplates the proposed transfer or unless the Company has received a written opinion of, or satisfactory to, its legal counsel that the proposed transfer is exempt from such registration. ###REQUIRED_SIGNATURE### Participant’s Signature ###ACCEPTANCE_DATE### Date